Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 6 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated June 22, 2004, relating to the financial statements and financial highlights appearing in the May 31, 2004 Annual Reports to Shareholders of T. Rowe Price Retirement 2005 Fund, T. Rowe Price Retirement 2010 Fund, T. Rowe Price Retirement 2015 Fund, T. Rowe Price Retirement 2020 Fund, T. Rowe Price Retirement 2025 Fund, T. Rowe Price Retirement 2030 Fund, T. Rowe Price Retirement 2035 Fund, T. Rowe Price Retirement 2040 Fund, and T. Rowe Price Retirement Income Fund (comprising T. Rowe Price Retirement Funds, Inc.), which are incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
September 24, 2004